Exhibit 99.1

BUNGE LIMITED

50 Main Street

White Plains, New York 10606

March 1, 2007

Mr. William M. Wells

Bunge Limited

50 Main Street

White Plains, New York 10606

Separation Agreement and Release of Claims

Dear Bill:

This letter sets out the terms and conditions of our agreement regarding your separation of service from Bunge Limited (the “Company”).

1.            Resignation. Effective April 1, 2007 (the “Effective Date”), your employment with the Company and its subsidiaries and affiliates (the “Company Group”) will end. In that regard, you hereby resign, effective as of the Effective Date, from your position as Chief Financial Officer of the Company and from all other positions that you then hold with the Company Group.

2.            Payment. Except as otherwise set forth herein, you agree that you will not receive, nor are you entitled to, any payments or benefits in connection with your separation of service from the Company Group, including, without limitation, any severance payments pursuant to any plan, program or, arrangement of the Company Group, including, without limitation, the offer letter between you and the Company, dated November 15, 1999 (the “Offer Letter”).

3.            Equity Awards. Solely for purposes of the Company’s Equity Incentive Plan (the “EIP”) and subject to your satisfaction of the Release Conditions (as defined below), your separation of service with the Company will be deemed to be a termination of your employment by the Company without “Cause” (as such term is defined on the EIP) for purposes of determining, as of the date your employment ends, the vested percentage of your outstanding, unvested stock options, restricted stock units and performance-based restricted stock units under the terms of the EIP and the applicable award documents thereunder.

4.            Vacation. Any accrued but unused vacation you have as of the Effective Date, as reflected in the Company’s time-off reporting system and in accordance with the terms of the Company’s vacation policy applicable to you, will be paid to you in accordance with such vacation policy.

5.            Retirement and Deferred Compensation Plans. You will be entitled to receive your vested, accrued benefits under the Company’s retirement and deferred compensation plans (as applicable) as in accordance with the terms and conditions of such plans.

6.            No Other Compensation or Benefits. Except as otherwise provided herein, you will not be entitled to any other compensation or benefits or to participate in any past, present or future employee benefit programs or arrangements of the Company Group on or after the Effective Date.

7.	Protective Covenants. You agree that:
(a)

Confidentiality. You shall not (except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) disclose to any third person, whether during or subsequent to your employment with the Company, any trade secrets; customer lists; product development and related information; marketing plans and related information; sales plans and related information; operating policies and manuals; business plans; financial records; or other financial commercial, business or technical information related to any member of the Company Group unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement; provided, however, that this limitation shall not apply to any such disclosure made while you are employed by the Company, or any subsidiary or affiliate thereof in the ordinary course of the performance of your duties.

(b)

Non-Solicitation. For at least eighteen months after the Effective Date, you shall not (i) attempt, directly or indirectly, to induce any agent or employee of any member of the Company Group to be employed or perform services elsewhere except if you are previously authorized to do so by the Chief Executive Officer of the Company in writing; and (ii) attempt, directly or indirectly, to induce any employee or agent of any member of the Company Group to cease providing services to the Company Group.

(c)

Cooperation. Following the Effective Date, you shall provide assistance to and shall cooperate with the Company Group, upon the reasonable request of the Company, with respect to matters within the scope of your duties and responsibilities during your employment with the Company. The Company agrees and acknowledges that it shall, to the maximum extent possible under the then prevailing circumstances, coordinate (or cause any other member of the Company Group to coordinate) any such request with your other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities. The Company agrees that it will reimburse you for reasonable travel expenses (i.e., travel, meals and lodging) that you may incur in providing assistance to the Company Group hereunder.

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8.            Return of Property. You represent, warrant and covenant that, no later than the Effective Date, you shall surrender to the Company all property of any member of the Company Group in your possession and all property made available to you in connection with your employment by the Company and including, without limitation, any and all records, manuals, customer lists, notebooks, computers, computer programs and files, papers, electronically stored information and documents kept or made by you in connection with your employment.

9.            General Release. In consideration of the payments and benefits provided to you under Section 3 of this Letter, and after consultation with counsel, you, and each of your respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge each member of the Company Group and their respective officers, employees, directors, shareholders and agents from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, arising out of (i) your employment relationship with and service as an employee and officer of the Company and its subsidiaries, and the cessation of such relationship or service, (ii) the Offer Letter and (iii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that this release set forth in this Release will not apply to the obligations of the Company under this Agreement. The Releasors further agree that the payments and benefits described in this Agreement shall be in full satisfaction of any and all Claims for payments or benefits, whether express or implied, that the Releasors may have against the Company arising out of your employment relationship or your service as an employee and officer of the Company and its subsidiaries and the cessation thereof. The foregoing shall not constitute a release of any claims you may against the Company for breach of the Company’s post-employment indemnification obligations described in Section 11 of this Agreement.

10.          Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to you under this Agreement, the Releasors hereby unconditionally release and forever discharge each member of the Company Group and their respective officers, employees, directors, shareholders and agents from any and all Claims that the Releasors may have as of the date you sign this Agreement arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Agreement, you hereby acknowledge and confirm the following: (i) you were advised by the Company in connection with your separation from service with the Company to consult with an attorney of your choice prior to signing this Agreement and to have such attorney explain to you the terms of this Agreement, including, without limitation, the terms relating to your release of claims arising under ADEA and, you have in fact consulted with an attorney; (ii) you were given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of your choosing with respect thereto; (iii) you are providing the release and discharge set forth in this Agreement only in exchange for consideration in addition to anything of value to which you are already entitled; and (iv) that you knowingly and voluntarily accept the terms of this Agreement.

11.          Indemnification. You will continue to be entitled to the benefits of the indemnity provisions set forth in the Company’s Memorandum of Association and Bye-laws, in accordance with their respective terms, with regard to your actions as an officer, director or employee of the Company, and you will continue to be entitled to coverage under the Company’s directors’ and officers’ liability insurance to the extent such insurance provides coverage for the period you served as a director, officer or employee of the Company, in accordance with the terms of such insurance policy as in effect from time to time.

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12.	Miscellaneous.

(a)          Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied prior agreement with respect to the terms of your employment and the cessation thereof which you may have had with the Company (including, without limitation, the Offer Letter). This Agreement may be amended only by a written document signed by the parties hereto.

(b)          Withholding Taxes. Any payments made or benefits provided to you under this Agreement will be reduced by any applicable withholding taxes.

(c)          Governing Law. This Agreement will be subject to, and construed in accordance with, the laws of the State of New York. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the State of New York, or, if appropriate, a federal court within New York (which courts, together with all applicable appellate courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

13.          Revocation. You may revoke this Agreement within the seven (7)-day period commencing on the date you sign this Agreement (the “Revocation Period”). In the event of any such revocation by you, all obligations of the parties under this Agreement shall terminate and be of no further force and effect as of the date of such revocation. Your revocation shall not be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the Revocation Period. If you sign this Agreement and do not revoke this Agreement after signing it in accordance with the provisions of this Section 13 or otherwise, you will have satisfied the “Release Conditions”.

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Please indicate your acceptance of the above by signing and dating one original of this Agreement and returning to the Company, attention Flavio Sa Carvalho.

BUNGE LIMITED

By:	/s/ ALBERTO WEISSER
	Name:	Alberto Weisser
	Title:	Chief Executive Officer

ACCEPTED AND AGREED:

/s/ WILLIAM M. WELLS
William M. Wells

Dated: March 1, 2007

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